UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

Federal Home Loan Bank of New York
(Exact name of Registrant as Specified in Its Charter)

Federally Chartered Corporation	000-51397	13-6400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, New York, New York	10178-0599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Federal Home Loan Bank of New York's ("FHLBNY") has announced that its Board of Directors (“Board”)  unanimously voted to elect, effective as of July 9, 2024:

1. Mr. Steven M. Klein, Chairman, President & CEO of Northfield Bank, Staten Island, New York,  to serve as a Member Director representing New York members. Mr. Klein is filling a Board vacancy arising from the departure of former New York Member Director Kenneth J. Mahon, which was previously announced in a Current Report on Form 8-K filed on December 28, 2023.  Mr. Klein’s term will run through and until December 31, 2024, the end date of the directorship that had been held by Mr. Mahon.

2. Mr. William J. Turner, Jr., Senior Vice President of Metropolitan Life Insurance Company, New York, New York, to serve as a Member Director representing New York members. Mr. Turner is filling a Board vacancy arising from the departure of former New York Member Director Thomas R. Cangemi, which was previously announced in a Current Report on Form 8-K filed on March 15, 2024. Mr. Turner’s term will run through and until December 31, 2025, the end date of the directorship that had been held by Mr. Cangemi.

3. Mr. José Rafael Fernández, Chairman, President & CEO of Oriental Bank, San Juan, Puerto Rico, to serve as a Member Director representing Puerto Rico and U.S. Virgin Islands members. Mr. Fernández is filling a Board vacancy arising from the departure of former Puerto Rico and U.S. Virgin Islands Member Director Carlos Vázquez, which was previously announced in a Current Report on Form 8-K filed on March 25, 2024. Mr. Fernández’ term will run through and until December 31, 2025, the end date of the directorship that had been held by Mr. Vázquez.

Messrs. Klein, Turner and Fernández shall be collectively referred to herein for the remainder of this report as the “New Directors”.

The election of the New Directors by the Board took place in accordance with the rules governing the filling of vacancies on the Boards of Directors of Federal Home Loan Banks contained in the regulations of the FHFA. As of the time of this filling, none of the New Directors have  been named to serve on any committee of the Board for 2024; further, whether any of the New Directors are expected to be named to serve on any committee of the Board for 2024 has not yet been determined.

The compensation of the New Directors will be in accordance with the FHLBNY’s 2024 Director Compensation Policy, a copy of which was included in a Current Report on Form 10-K filed on March 21, 2024.

Item 8.01 Other Events.

On July 15, 2024, the FHLBNY issued a Director Election Report to FHLBNY members announcing the election by the Board of Mr. Steven M. Klein and Mr. William J. Turner, Jr., as New York Member Directors, and Mr. José Rafael Fernández as a Puerto Rico and U.S. Virgin Islands Member Director. A copy of that Report is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1

July 2024 Director Election Report to FHLBNY members announcing the election by the Board of Mr. Steven M. Klein and Mr. William J. Turner, Jr., as New York Member Directors, and Mr. José Rafael Fernández as a Puerto Rico & U.S. Virgin Islands Member Director, dated July 15, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: July 15, 2024	By:	/s/ Kevin M. Neylan
Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer

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